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                                                                   Exhibit. 99.1

                  CORPORATE PROPERTY ASSOCIATES 12 INCORPORATED


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Corporate Property Associates 12 Incorporated ("the Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Acting Co-Chief Executive Officer of the Company, certify to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/         William Polk Carey               /s/        Gordon F. DuGan
            ------------------------                    ------------------------
            William Polk Carey                          Gordon F. DuGan
            Co-Chief Executive Officer                  Acting Co-Chief
                                                          Executive Officer
            8/13/02                                     8/13/02
            -------------                               -------------
            Date                                        Date